Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of Noninvasive Medical Technologies, Inc. (formerly Noninvasive Medical Technologies, LLC) of our report dated February 9, 2007 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Singer Lewak Greenbaum and Goldstein, LLP

Singer Lewak Greenbaum and Goldstein, LLP
Los Angeles, California
February 12, 2007